UBS Global Asset Management—Americas: Code of Ethics

Table of contents
1.	Introduction		1
2.	Types of Accounts
	2.1	Covered Accounts	3
	2.2	Joint Accounts	3
	2.3	Investment Clubs	3
3.	Establishing Covered Accounts
	3.1	Use of Authorized Brokers	3
	3.2	Discretionary Accounts	4
	3.3	Reporting	5
	3.4	Copying Compliance Department on Statements and Confirms	5
4.	Trading Restrictions
	4.1	Preclearance Requirements	5
	4.2	Frequency	7
	4.3	Holding Period	7
	4.4	Lockout Period	8
	4.5	Prohibited Transactions	8
	4.6	Initial Public Offerings	9
	4.7	Investment in Partnerships and other Private Placements	9
	4.8	Options	9
	4.9	Futures	10
5.	Reporting and Certification Requirements
	5.1.	Initial Holdings Report and Certification	10
	5.2	Quarterly Transactions Report for Covered Persons and Interested Directors	10
	5.3	Quarterly Transactions Report for Independent Directors	11
	5.4	Annual Certification for Covered Persons, Interested Directors
		and Independent Directors	11
6.	Administration and Enforcement
	6.1	Review of Personal Trading Information	11
	6.2	Annual Reports to the Mutual Fund Boards of Directors and
		UBS Global CEOs	11
	6.3	Sanctions and Remedies	12

List of Funds			Appendix A
Trade Request Form			Appendix B
Outside Account Request Form			Appendix C
Private Placement Request Form			Appendix D
Investment Club Pre-Approval Form			Appendix E
Discretionary Account Attestation			Appendix F
Consultants and Temporary Employee Reporting Requirements			Appendix G
Transaction Requirement Matrix			Appendix H
List of Authorized Broker-Dealers			Appendix I
Employee Outside Affiliation / Outside Business Form			Appendix J

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UBS Global Asset Management—Americas: Code of Ethics

UBS GLOBAL ASSET MANAGEMENT-AMERICAS
Code of Ethics

1.		Introduction

UBS Global Asset Management (“UBS Global AM”)[1] has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global AM as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics (“Code”) is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients’ interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

The Code is designed to detect and prevent conflicts of interests between its employees, officers and directors and its Advisory Clients[2] that may arise due to personal investing activities. UBS
Global AM also has established separate procedures designed to detect and prevent insider trading (“Insider Trading Policy and Procedures”), which should be read together with this Code.

Personal investing activities of “Covered Persons” (defined below) can create conflicts of interests that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interests, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an
Advisory Client or acting on behalf of an Advisory Client.

As fiduciaries, Covered Persons must at all times comply with the following principles:

	a.	Client Interests Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

	b.	Avoid Taking Advantage. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is "front running," or knowingly engaging in a personal transaction ahead of an
Advisory Client with the expectation that the Advisory Client's transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person's transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

If you are uncertain whether a real or apparent conflict exists in any particular situation or if you become aware of a violation, you should consult with the Compliance Department immediately.

This Code applies to each of the UBS Global Advisors and the registered investment companies for which a UBS Global Advisor serves as investment manager, investment advisor

[1] When used in this Code “UBS Global Asset Management” and “UBS Global AM” includes UBS Global Asset
Management (US) Inc. and UBS Global Asset Management (Americas) Inc. We refer to these entities collectively as UBS
Global Advisors.
[2] Advisory Client means any client (including but not limited to mutual funds, closed-end funds and separate accounts) for which UBS Global serves as an investment adviser or sub-adviser, to whom it renders investment advice, or for whom it makes investment decisions.

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UBS Global Asset Management—Americas: Code of Ethics

and/or principal underwriter (“Funds”) that are listed on Appendix A (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of UBS Global Advisors must follow in regard to their personal investing activities. All Covered
Persons are required to comply with the Code as a condition of continued employment.

Who is subject to the Code?

Covered Persons. For purposes of this Code, Covered Person is defined as:

	•	Each employee, officer and director of a UBS Global Advisor, their spouses and members of their immediate families;[3]

	•	An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of UBS Global AM for a period of 30 days or more; and

	•	Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global AM's technology and systems, and/or trading information in any form, unless they obtain a written exemption from the Compliance
Department. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global AM's trading information, will be subject to the reporting requirements described in Appendix G.

Interested Directors of a Fund. Directors of any Fund that is an Advisory Client (current
Funds are listed on Appendix A) who are not Covered Persons but who are affiliated with another subsidiary of UBS AG (“Interested Directors”) are subject to the following sections of the Code, except if covered by “Independent Directors of a Fund” below:

	Section 5.1	Initial Holdings Report and Certification

	Section 5.2	Quarterly Transactions Report for Covered Persons and Interested Directors

	Section 5.4	Annual Certification for Covered Persons, Interested Directors and Independent
Directors
Independent Directors of a Fund. Directors of a Fund who are not affiliated with a UBS
Global Advisor (“Independent Directors”)as well as Interested Directors who do not have access to non-public information regarding the Portfolio Holdings of any fund advised by a
UBS Global AM Advisor or who are not involved in making securities recommendations or have access to such recommendations that are not public are subject only to the following sections of the Code:

	Section 5.3	Quarterly Transactions Report for Independent Directors

	Section 5.4	Annual Certification for Covered Persons, Interested Directors and Independent
Directors

2.	Types of Accounts

2.1 Covered Accounts

"Covered Account" includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, bank, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.[4] Restrictions placed on transactions executed within a Covered Account also pertain to

[3] Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.
[4] Beneficial interest in an account includes any direct or indirect financial interest in an account.

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UBS Global Asset Management—Americas: Code of Ethics

investments held outside of an account over which a Covered Person has physical control, such as a stock certificate.[5]

2.2 Joint Accounts

Covered Persons are prohibited from entering into a joint account with any Advisory Client.

2.3 Investment Clubs

A Covered Person may participate in an investment club only if he/she obtains the prior written approval of the Compliance Department. Requests for approval must be submitted on the
Investment Club Pre-Approval Form (See Appendix E). Approval will only be granted if the
Covered Person can ensure that the investment club will comply with all of the provisions of this
Code.

If the Covered Person can demonstrate that he/she does not participate in investment decision-
making, then a waiver of the preclearance requirement may be granted. An exemption from the preclearance requirement will not be granted if the Covered Person has influence or control over the club's investment decisions or if Covered Persons make up 50% or more of the club's membership.

The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club's trades to preclearance and other requirements.[6] Investment club accounts may not be used to undermine these procedures.

3.	Establishing Covered Accounts

3.1 Use of Authorized Brokers

Generally, Covered Persons may maintain a Covered Account only with authorized broker-dealers.
The current list of Authorized Brokers, which is subject to change from time to time, is included in
Appendix I. Any exceptions to this rule must be approved in writing by the Compliance
Department (See Appendix C for the appropriate form). However, Covered Persons hired on or before December 31, 2001 and who maintain a Covered Account at an unauthorized broker-dealer that was opened on or before June 30, 2002 may continue to maintain the account with the unauthorized broker. Covered Persons must obtain prior written approval from the Compliance
Department to open a futures account.

Exceptions. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval. Note: Covered Persons are required to report all Covered
Accounts pursuant to the Reporting and Certification Requirements of Section 5 below.

• Mutual Fund Only Accounts. Any account that permits a Covered Person only to buy and sell shares of open-end mutual funds for which UBS Global AM does not serve as investment adviser or subadviser and cannot be used to trade any other types of securities like stocks or closed-end funds.

• 401(k) Plans. Any account with a 401(k) retirement plan that a Covered Person established with a previous employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds). A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be

[5] Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.
[6] Transactions effected through an investment club are subject to the reporting requirements outlined in Section 5.

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UBS Global Asset Management—Americas: Code of Ethics

approved by the Compliance Department. The UBS SIP plan or any successor UBS 401(k)
plan is not an excepted account within this definition.

• Investments in the Physical Control of a Covered Person. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

• You must obtain approval to maintain the following Covered Accounts:

• Investments Directly with Issuers (or their Transfer Agents). Covered Persons may participate in direct investment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer provided that timing of such purchases is determined by the plan (e.g., dividend reinvestment plans ("DRIPS”)). Such investments must be approved prior to the initial purchase of the issuer’s securities. Once approved, you are not required to preclear purchases or sales of shares in the plan, although transactions and holdings must be reported. However, if you withdraw the securities and hold a certificate or transfer them to a brokerage account, subsequent sales are subject to preclearance as well as the 30-day holding period.

3.2 Discretionary Accounts.

Covered Persons must obtain Compliance Department approval in order to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person
("Discretionary Account"). Although Discretionary Accounts are exempt from the provisions of
Section 4 (Trading Restrictions) of this Code, they are still Covered Accounts and must comply with all other provisions of this Code, including this Section and Section 5 (Reporting and
Certification Requirements). In order to obtain necessary approval to open a Discretionary
Account, Covered Persons must provide the following to the Compliance Department:

• A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

• A signed attestation (See Appendix F) that, if the Covered Person discusses any specific strategies, industries or securities with the independent fiduciary, the Covered Person will pre-
clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, preclearance is not required).

The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account’s trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

3.3 Reporting

Covered Persons must disclose all reportable accounts and investments within 10 calendar days after commencing employment or association with UBS Global Asset Management. Covered
Persons will be required to review and update their holdings, securities account transactions and confirm they have read and understand the Code of Ethics quarterly and annually thereafter.

Initial holdings information must be current as of a date not more than 45 days prior to your hire date. Please note that you cannot conduct personal trades until you have received a log in and password from the iTrade System.

Covered Persons are responsible for notifying the Compliance Department at the time any
Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the Compliance
Department and include the broker name, name of the account, the date the account was opened,

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UBS Global Asset Management—Americas: Code of Ethics

account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

3.4 Copying the Compliance Department on Statements and Confirms

The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from Authorized
Brokers, Covered Persons must arrange for the Compliance Department to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account.
Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund
Only Accounts.

If You Cannot Arrange for Duplicate Confirmations or Statements. You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (e.g., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan).
These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

4.	Trading Restrictions

Security means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including but not limited to any option, futures contract, shares of registered open-
end investment companies (mutual funds) advised or subadvised by UBS Global AM, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include direct obligations of the U.S. government , bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds)
for which UBS Global AM does not serve as investment adviser or subadviser. (See Appendix (A)
for a list of funds advised or subadvised by UBS Global AM).

4.1 Preclearance Requirements

Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

• The Process. The preclearance process is done electronically through iTrade or in the event the system is down, involves the following three steps:

• Complete the Form. Covered Persons must complete a Trade Request Form (See Appendix
B) and submit it to the Compliance Department before making a purchase, sale or transfer of a security, or exercising an option.

• Wait for Approval. The Compliance Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

• Execute Before the Approval Expires. A preclearance approval for a transaction is only effective on the day you receive approval (regardless of time).

• If your trade is not fully executed by the end of the day, you must obtain a new preclearance approval before your order (or the unfilled portion of your order) can be executed. Accordingly, limit orders and “good ‘til cancelled” instructions must be withdrawn by the end of the day, unless a new approval is obtained.
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UBS Global Asset Management—Americas: Code of Ethics

Exceptions. Covered Persons do not need to preclear the following types of transactions.
Please see the “Transaction Requirement Matrix” in Appendix H for a summary of the preclearance requirements.

-	Open-End Investment Company Shares (Mutual Funds), including funds offered within a
529 College Savings Plan. Purchases and sales of mutual funds do not require preclearance and are not subject to the reporting requirements of Section 5. However, certain holding period requirements apply to open-end registered investment companies advised or subadvised by UBS Global (see Section 4.3 herein).

-	Unit Investment Trusts (UITs). Purchases and sales of unit investment trusts do not require preclearance.

-	Exchange Traded Funds (ETFs). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

-	Certain Corporate Actions. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

-	Rights. Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

-	UBS Savings and Investment Plan and Third Party 401(k) Plans. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a
Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

-	UBS AG Securities. Transactions by Covered Persons in UBS securities[7] generally are exempt from the preclearance requirements. Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of
UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

-	Futures and Options on Currencies, Commodities and Broad Based Indices. A Covered
Person is not required to preclear futures and options on currencies or on a broad-based securities index.[8]

-	Transactions in Discretionary Accounts. Except under certain circumstances, a Covered
Person is not required to preclear transactions in a Discretionary Account.

-	NOTE: All transactions, including those exempt from the preclearance requirement (other than mutual funds), are subject to the reporting requirements (See Section 5).

[7] Note that Independent Directors of a mutual fund managed or advised by a UBS Global Advisor are prohibited from purchasing or otherwise acquiring or holding any security issued by UBS.

[8] The term “Broad-based Securities Index” is not easily defined. Generally, a Broad-based Securities Index covers a wide range of companies and industries. Only futures and options on a Broad-based Securities Index are exempt from the pre-
clearance requirement. The Compliance Department will maintain a list of approved Broad-based Securities Indices and, if you are unsure as to whether a particular index qualifies under the Code, you should consult the Compliance
Department.

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UBS Global Asset Management—Americas: Code of Ethics

4.2 Frequency

In order to ensure that Covered Persons are not distracted from servicing Advisory Clients,
Covered Persons should not engage in more than 20 transactions per month. (Note: This does not include repetitive transactions such as rolling futures contracts.)

4.3 Holding Period

If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for at least 30 days.

As a result, Covered Persons may not:

•	buy a security or Related Investment within 30 days after selling that security or Related
Investment; or

•	sell a security or Related Investment within 30 days after purchasing that security or Related
Investment.

•	Please refer to the Transaction Requirement Matrix in Appendix H.

Related Investments are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

Exceptions.

a.	UITs and ETFs, although not subject to preclearance, must be held for at least 30 days.

b.	Shares of registered open-end investment companies advised or sub-advised by UBS Global must be held for at least 30 days.

c.	If a security has experienced a loss equal to at least 10% of the purchase price, the Covered
Person may sell the security in less than 30 days, with prior approval from the Compliance
Department.

d.	If you receive restricted stock as part of your compensation, you are not required to hold it for
30 days after it vests.

4.4 Lockout Period

Investment Personnel[9] are prohibited from buying, selling or transferring any security if they know that the security, or Related Investment, was purchased or sold on behalf of an Advisory Client five days or less prior thereto or will be purchased or sold on behalf of an Advisory Client within five days therefrom. Personal trades in securities that are effected in close proximity to the addition or deletion of such security to or from a model will be closely scrutinized. Pre-clearance through i-
trade should not be equated with pre-clearance of conflicts.

(i)	Covered Persons are prohibited from executing a securities transaction on a day during which any client or fund has a pending or executed “buy” or “sell” in the same security.

(ii)	Trade Reversals. Even if a personal transaction is pre-cleared, such personal transaction is subject to being reversed after-the-fact. Furthermore, as indicated below, the Compliance
Department may require any violator to disgorge any profits or absorb any losses associated

[9] “Investment Personnel” include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.

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UBS Global Asset Management—Americas: Code of Ethics

with the relevant security. In short, Covered Persons assume the risk (financial or otherwise)
associated with any trade reversal.

(iii) Broad-based Securities Indices. A Covered Person’s knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based
Securities Indices or currencies also are exempt from the lockout period.

(iv) The Chief Compliance Officer may grant individual exceptions at his/her discretion.

4.5 Prohibited Transactions

UBS Global views the following transactions as especially likely to create conflicts with Advisory
Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

a.	Short Sales. Covered Persons are prohibited from entering into a net short position with respect to any security.

b.	Futures. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

c.	Securities Issued by Suppliers & Vendors. Covered Persons who have information about or are directly involved in negotiating a contract with a supplier or vendor of UBS Global AM may not purchase securities issued by that supplier or vendor.

4.6 Initial Public Offerings

Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

4.7 Investment in Partnerships and Other Private Placements

Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).

4.8 Options

a.	Call Options: A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2)
holds the option and, if exercised, the underlying security, for a total period of 30 days.
(Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

A Covered Person may sell ("write") a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered
Call).

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UBS Global Asset Management—Americas: Code of Ethics

b.	Put Options: A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

A Covered Person may not sell ("write") a put on an individual security or ETF.

c.	Options on Broad-Based Indices: Covered Persons may purchase or sell an option on a
Broad-based Securities Index ("Index Option") only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index
Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under Section 4.3 (Holding Period) applies.

Note: Covered Persons must obtain preclearance approval to exercise an option on an individual security or ETF as well as to purchase or sell such an option.

4.9 Futures

A Covered Person may purchase and sell exchange-traded futures and currency forwards.

Purchases and sales of futures contracts on an individual security are subject to the lockout period
(See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section 4.3 above).

Note: Covered Persons must obtain preclearance approval to purchase or sell futures contracts on an individual security.

5. Reporting and Certification Requirements

5.1 Initial Holdings Report and Certification

Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

Exceptions: Covered Persons are not required to report holdings in:

•	U.S. Registered Open-End Mutual Funds that are not advised or sub-advised by UBS Global
(see Appendix A for a list of funds advised or subadvised by UBS Global).

•	U.S. Government Securities[10]

•	Money Market Instruments[11]

•	Accounts over which a Covered Person has no direct or indirect influence or control

[10] Covered Persons are required to report transactions in Fannie Maes and Freddie Macs.
[11] Money Market Instruments include bankers’ acceptances, bank certificates of deposit, commercial paper, and high-
quality short-term debt instruments, including repurchase agreements.

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UBS Global Asset Management—Americas: Code of Ethics

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

5.2 Quarterly Transactions Report for Covered Persons and Interested Directors

Within 30 days of the end of each calendar quarter, Covered Persons must file a report of all securities and U.S.-registered open-end mutual fund transactions for which UBS Global serves as adviser or subadviser on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

5.3 Quarterly Transactions Report for Independent Directors

Directors of the Funds who are not affiliated with a UBS Global Advisor (“Independent Directors”)
must file a Quarterly Transactions Report with the Compliance Department only if the Independent
Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director’s Covered Accounts that:

• the security was purchased or sold by a Fund; or

• a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

6.	Administration and Enforcement

6.1 Review of Personal Trading Information

All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 5, will be reviewed by the Compliance Department, and all violations will be reported to the Chief Compliance Officer. All such information may also be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel
of UBS Global AM, any party to which any investigation is referred by any of the foregoing, a
Covered Person's supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.

6.2 Annual Reports to Mutual Fund Boards of Directors and UBS Global CEOs

The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will

12

UBS Global Asset Management—Americas: Code of Ethics

prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global AM
that:

• describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

• recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

• certifies to the Boards that procedures have been adopted that are designed to prevent Access
Persons[12] from violating the Code.

6.3 Sanctions and Remedies

If the Compliance Department determines that a Covered Person or Fund Director has violated the
Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

[12] “Access Person” is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund’s investment adviser who, in connection with his or her regular functions or duties, participants in the selection of a fund’s portfolio securities or who has access to information regarding a fund’s future purchases or sales of portfolio securities.

13

UBS Global Asset Management—Americas: Code of Ethics

List of funds
The names listed in italics are the Trust names and the indented names are the fund names within each
Trust.

UBS Cashfund Inc.
UBS Index Trust
UBS S&P 500 Index Fund
UBS Investment Trust
UBS Tactical Allocation Fund
UBS U.S. Allocation Fund
UBS Money Series
UBS Cash Reserves Fund
UBS Liquid Assets Fund
UBS Select Prime Institutional Fund
UBS Select Tax-Free Institutional Fund
UBS Select Treasury Institutional Fund
UBS Select Prime Investor Fund
UBS Select Tax-Free Investor Fund
UBS Select Treasury Investor Fund
UBS Select Prime Preferred Fund
UBS Select Tax-Free Preferred Fund
UBS Select Treasury Preferred Fund
UBS Managed Municipal Trust
UBS RMA New York Municipal Money Fund
UBS RMA California Municipal Money Fund
UBS Master Series, Inc.
UBS Money Market Fund
UBS Municipal Money Market Series
UBS RMA New Jersey Municipal Money Fund
UBS RMA Money Fund, Inc.
UBS RMA Money Market Portfolio
UBS RMA U.S. Government Portfolio
UBS Retirement Money Fund
UBS RMA Tax-Free Fund, Inc.
UBS Series Trust
Tactical Allocation Portfolio
U.S. Allocation Portfolio
Master Trust

14

UBS Global Asset Management—Americas: Code of Ethics

Prime Master Fund
Tax-Free Master Fund
Treasury Master Fund
The UBS Funds
UBS Absolute Return Bond Fund
UBS Dynamic Alpha Fund
UBS Emerging Markets Debt Fund
UBS Emerging Markets Equity Fund
UBS Global Allocation Fund
UBS Global Bond Fund
UBS Global Equity Fund
UBS Global Frontier Fund
UBS High Yield Fund
UBS International Equity Fund
UBS Real Estate Equity Fund
UBS U.S. Bond Fund
UBS U.S. Equity Alpha Fund
UBS U.S. Large Cap Equity Fund
UBS U.S. Large Cap Growth Fund
UBS U.S. Large Cap Value Equity Fund
UBS U.S. Mid Cap Growth Equity Fund
UBS U.S. Mid Cap Growth Fund
UBS U.S. Small Cap Equity Fund
UBS U.S. Small Cap Growth Fund
UBS Relationship Funds
UBS Absolute Return Bond Relationship Fund
UBS Absolute Return Investment Grade Bond Fund
UBS All Country World Ex US Relationship Fund
UBS Corporate Bond Relationship Fund
UBS Defensive High Yield Relationship Fund
UBS Emerging Markets Debt Relationship Fund
UBS Emerging Markets Equity Completion Relationship Fund
UBS Emerging Markets Equity Relationship Fund
UBS Enhanced Yield Relationship Fund
UBS Global Aggregate Bond Relationship Fund
UBS Global Equity Relationship Fund
UBS Global (ex-US) Bond Relationship Fund
UBS Global ex U.S. Smaller Cap Equity Relationship Fund
UBS Global Securities Relationship Fund
UBS High Yield Relationship Fund
UBS International Equity Relationship Fund
UBS Large Cap Select Equity Relationship Fund

15

UBS Global Asset Management—Americas: Code of Ethics

UBS Opportunistic Emerging Markets Debt Relationship Fund
UBS Opportunistic High Yield Relationship Fund
UBS Opportunistic Loan Relationship Fund
UBS Short Duration Relationship Fund
UBS Short-Term Relationship Fund
UBS Small-Cap Equity Relationship Fund
UBS U.S. Bond Relationship Fund
UBS U.S. Cash Management Prime Relationship Fund
UBS U.S. Core Plus Relationship Fund
UBS U.S. Equity Alpha Fund
UBS U.S. Equity Alpha Value Relationship Fund
UBS U.S. Large-Cap Equity Relationship Fund
UBS U.S. Large-Cap Growth Fund
UBS U.S. Large Cap Growth Equity Relationship Fund
UBS U.S. Large Cap Select Growth Equity Relationship Fund
UBS U.S. Large Cap Value Equity Relationship Fund
UBS U.S. Intermediate Cap Equity Relationship Fund
UBS U.S. Securitized Mortgage Relationship Fund
UBS U.S. Smaller Cap Equity Completion Relationship Fund
UBS U.S. Small Mid Cap Core Equity Relationship Fund
UBS U.S. Small Mid Cap Growth Equity Relationship Fund
UBS U.S. Treasury Inflation Protected Securities Relationship Fund
UBS U.S. Large-Cap Value Equity Relationship Fund
UBS PACE Select Advisors Trust
UBS PACE Alternative Strategies Investments
UBS PACE Global Fixed Income Investments
UBS PACE Global Real Estate Securities Investments
UBS PACE Government Securities Fixed Income Investments
UBS PACE High Yield Investments
UBS PACE Intermediate Fixed Income Investments
UBS PACE International Emerging Markets Equity Investments
UBS PACE International Equity Investments
UBS PACE Large Co Growth Equity Investments
UBS PACE Large Co Value Equity Investments
UBS PACE Money Market Investments
UBS PACE Municipal Fixed Income Investments
UBS PACE Small/Medium Co Growth Equity Investments
UBS PACE Small/Medium Co Value Equity Investments
UBS PACE Strategic Fixed Income Investments
UBS Collective Funds
UBS ALIS Active Member Fund
UBS ALIS Retired Member Fund

16

UBS Global Asset Management—Americas: Code of Ethics

UBS All Country World (ex.-U.S.) Equity
UBS Bond SurPlus Fund
UBS EME Fund
UBS Emerging Markets Bond
UBS Emerging Markets Completion Collective Fund
UBS Emerging Markets Equity Completion
UBS Global (Ex US and Japan) Bond
UBS Global (Ex-US) Bond
UBS Global (Ex-US) Equity
UBS Global (Ex-US) Equity (Stock Only)
UBS Global EX Small Cap Growth Fund
UBS Global (Ex-US) Small Cap Equity Comp Fund
UBS Global Aggregate Bond
UBS Global Bond Fund
UBS Global Securities Portfolio
UBS Multi-Asset Portfolio
UBS Opportunistic Emerging Markets Debt Fund
UBS Opportunistic High Yield
UBS Stable Value
UBS U.S. All-Cap Equity Fund
UBS U.S. Balanced Fund
UBS U.S. Bond Fund
UBS U.S. Cash Mgmt Prime Fund
UBS U.S. Core Plus
UBS U.S. Equity Alpha Fund
UBS U.S. High Yield Bond Fund
UBS U.S. Large-Cap Equity Fund
UBS U.S. Large Cap Equity Grow Fund
UBS U.S. Large Cap Value Equity Fund
UBS U.S. Real Estate Securities Equity Fund
UBS U.S. Securitized Mortgage Fund
UBS Small Cap Equity Fund
UBS U.S. Small Cap Equity Growth Fund
UBS U.S. Value Equity Fund
CLOSED-END FUNDS
Fort Dearborn Income Securities, Inc. (FTD)
Global High Income Dollar Fund Inc. (GHI)
Insured Municipal Income Fund Inc. (PIF)
Investment Grade Municipal Income Fund Inc. (PPM)
Managed High Yield Plus Fund Inc. (HYF)
Strategic Global Income Fund, Inc. (SGL)
FUNDS SUBADVISED BY UBS GLOBAL ASSET MANAGEMENT

17

UBS Global Asset Management—Americas: Code of Ethics

AXA Enterprise Growth and Income Fund (Enterprise Group of Funds)
RiverSource Small Cap Growth
BB&T International Equity Fund
EQ/UBS Growth and Income Portfolio (Enterprise Accumulation Trust
Fiduciary Trust Company Fixed Income Index Portfolio
Fiduciary Trust Company GIC – Main Account
Fiduciary Trust Company GIC – Aegon fka Transamerica
Fiduciary Trust Company GIC International Core
Fiduciary Trust Company S&P 500 Index
Guardian UBS Large Cap Value Fund
Guardian UBS Small Cap Value Fund
Guardian UBS VC Large Cap Value Fund
Guardian UBS VC Small Cap Value Fund
ING UBS U.S. Allocation Portfolio
ING UBS U.S. Large –Cap Equity Fund
ING UBS U.S. Small Growth Portfolio
John Hancock Trust – Global Allocation Trust
John Hancock Trust – Large Cap Trust
John Hancock Funds II – Large Cap Fund
JP Morgan Multi-Manager Small Cap Growth Fund
Lincoln Variable Insurance Products Trust - Global Asset Allocation Fund
Principal Partners Small Cap Growth Fund II
Principal Small Cap Growth Fund, Inc.
Principal Variable Contracts Fund, Inc.
Principal Partners Large Cap Value Fund I
TA IDEX Large Cap Value Portfolio
SMA Relationship Trust – Municipal Bond Fund
SMA Relationship Trust – Taxable Fixed Income Fund
UBS Private Portfolio Trust
SMA Relationship Trust
Series M
Series T
Series A

18

UBS Global Asset Management—Americas: Code of Ethics

Trade Request Form

(please complete a trade request for each transaction)

I hereby request permission to ☐ **BUY** ☐ **SELL** ☐ **TRANSFER** *(check one)*

the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number: ____________________ Broker: ________________________

Name of Security: ___________________ Ticker Symbol: _________________

Number of shares, units or contracts or face amount of bonds:________________

I have read the current Code of Ethics and believe that the above transaction complies with its requirements.

To the best of my knowledge,

(i) no Advisory Client has purchased or sold the security listed above during the last five days;

(ii) the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii) the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any Advisory Client.

Additionally: (Please check any or all that apply)

☐ This investment is being purchased or sold in a private placement (if so, please complete the "Private Placement Request Form").

☐ The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature: _________________________________

Print Name: _______________________________ Date Submitted: _______________

19

UBS Global Asset Management—Americas: Code of Ethics

Compliance Only

Reviewed by: ____

☐ Approved ☐ Denied Date:____________________

20

UBS Global Asset Management—Americas: Code of Ethics

Outside Account Request Form

A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. **Please be sure to attach any required documentation prior to submitting this form to the Compliance Department.**

NOTE: Except for the limited exceptions noted in the UBS Global Asset Management Code of Ethics, all Covered Accounts must be maintained at an Authorized Broker[1].

A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1. Name of Firm(s):____
2. Title[2] of Account(s):______________________________________
3. Type of Account(s):______________________________________
4. Account Number(s)[3]______________________________________
5. Exceptions may only be granted in limited circumstances. Please check those that apply:

☐ A Covered Person is employed by another NYSE/NASD/NFA member firm.

☐ A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

☐ The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely **removed** from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

☐ Other (please explain):

---

1 See Appendix I in the Code of Ethics for the current list of Authorized Brokers.

2 Name as it appears on the account.

3 If this request is to maintain an existing account(s), please list the account number(s). If this request is to establish new account(s) for which you do not have the account number(s), please write "New Account."

21

UBS Global Asset Management—Americas: Code of Ethics

6. A copy of the account(s) statement is attached to this memo. ☐ Yes ☐ No Account Not Open Yet (if the account exists but no statement is attached, please attach additional documentation that explains why).

7. Any other outside pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved.

____

____

Employee Signature: ____

Print Name: ________________________________ Date Submitted: ______________________

Compliance Only

Reviewed by: ________________________________

Date: ____________________

22

UBS Global Asset Management—Americas: Code of Ethics

Private Placement Request Form

As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. **A Covered Person may not participate in any partnership or private placement until he/she receives written permission from the Compliance Department. Oral discussions do not constitute approval under any Circumstances.**

Investment Information:

1. Name of proposed investment: ____________________ Date of investment: _______________

2. Nature of investment: ____

3. Amount to be invested: ______________ # of shares: ____________ % ownership: ___

4. Describe terms of investment:

   □ Equity □ Debt □ Open-ended □ Specific Maturity date:_______________

   Lock-up period? ______________________________________

   Further investment contemplated? ___________________ Amount? ______________________

5. Are you receiving any favorable terms? ____

   If Yes, please describe: ____

   ____

6. Describe how you found out and from whom about the above investment:

   ____

   ____

23

UBS Global Asset Management—Americas: Code of Ethics

7. Was this investment offered to you due to your affiliation with UBS Global?

□ Yes □ No

8. Do you have a position as officer of the company or other duties in connection with the investment?

□ Yes □ No

9. Do you give investment advice to the company or any affiliate of the company?

□ Yes □ No If yes, please describe: ______________________________________

____

10. Are you informed or consulted about investments made by the company?

□ Yes □ No Describe: __________________________________

11. How frequently will you receive statement/communications regarding the investment?

____

12. Is the company privately/publicly held? □ Privately □ Publicly

13. If privately held, are you aware of any plan to bring the company public?

____

14. Have you informed the company that you are a "restricted person" in the event of an IPO of securities?

____

15. Is there connection(s) between the investment and UBS Global AM ?

□ Yes □ No

If yes, describe fully:____

24

UBS Global Asset Management—Americas: Code of Ethics

____

16. To your knowledge, are there any UBS Global clients for whom this is an appropriate investment?

☐ Yes ☐ No

If yes, describe fully:____

____

17. Describe any UBS clients' connections to this investment?

____

18. Are you aware of any conflict between your duties at UBS Global and this investment?

☐ Yes ☐ No

If yes, describe fully:____

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify the Compliance Department immediately of any material changes to the information provided above.

Employee Name (please print):

____

Signature:

____

Date: ______________

25

UBS Global Asset Management—Americas: Code of Ethics

Investment Club Pre-Approval Form

(Please complete a separate form for each club)

1. Name of Investment Club:

   ____

2. Are you an officer of the club? If so, please state your position:

   ____

3. Are you on an investment decision-making committee or are you involved in making security investment transaction recommendations for the club (independent of a committee)? Please explain:

   ____
   ____
   ____
   ____
   ____

Certification:

I understand that my activities with regard to the above investment club most comply with UBS Global Asset Management's Insider Trading Policies and the Code of Ethics.

26

UBS Global Asset Management—Americas: Code of Ethics

I will direct the investment club to send duplicate statements to the Compliance Department.

Employee Name (please print):

____

Signature:

____

Date:

____

Memorandum

Date:

To:

Cc:

From:

Re:

Investment information:

This memo outlines the agreed process for advisory accounts with

____

27

UBS Global Asset Management—Americas: Code of Ethics

has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and

________________________________relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate forms and Quarterly and Annual Certifications.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing below.

UBS Global Asset Management Employee Signature:

Signature: ____

Date: ____________________

Independent Investment Advisor Signature:

Signature: ____

Date: _______________________

Compliance Only

Signature: ______________________________ Date: ______________________

Consultants and Temporary Employees Reporting Requirements

Consultants and temporary employees who are employed for *less than 30 days*, but who have access to UBS Global's trading information are subject to the following sections of the Code:

Conflicts of Interest
Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients' and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

28

UBS Global Asset Management—Americas: Code of Ethics

Section 2.1	Report Covered Accounts to Compliance
Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

Section 3.4	Copy the Compliance Department on Trade Confirmations
Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

Section 4	Trading Restrictions
Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

Section 5	Reporting and Certification Requirements
Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

Transaction Requirement Matrix

The following chart contains many of the common investment instruments, though it is not all-inclusive.
Please refer to the Code of Ethics for additional information.

		PRECLEARANCE	REPORTING/HOLDING
TRANSACTION		REQUIRED?	REQUIRED?

Mutual Funds
Mutual Funds (Open-End) not advised or		No	No
Subadvised by UBS Global
Mutual Funds (Closed-End)		Yes	Yes
Mutual Funds advised or subadvised		No	Yes
by UBS Global
Unit Investment Trusts		No	Yes
Variable & Fixed Annuities		No	No

29

UBS Global Asset Management—Americas: Code of Ethics

Equities
UBS Stock	No	Yes
Common Stocks	Yes	Yes
ADRs	Yes	Yes
DRIPS	No	Yes
Stock Splits	No	Yes/N/A
Rights	No	Yes
Stock Dividend	No	Yes/N/A
Warrants (exercised)	Yes	Yes
Preferred Stock	Yes	Yes
IPOs	Prohibited	Prohibited
Naked Shorts against a client position	Prohibited	Prohibited

Options (Stock)
UBS (stock options)	No	Yes
Common Stocks	Yes	Yes
Exchange Traded Funds	Yes	Yes

Fixed Income
US Treasury	No	No
CDs	No	No
Money Market	No	No
GNMA	No	No
Fannie Maes	Yes	Yes
Freddie Macs	Yes	Yes

Bonds
US Government	No	No
Corporate	Yes	Yes
Convertibles (converted)	Yes	Yes
Municipal	Yes	Yes

Private Placements	Yes	Yes
Limited Partnerships	Yes	Yes
Exchange-Traded Funds
Broad based ETFs[1]	No	Yes
Industry or Sector Specific ETFs	Yes	Yes
All other Exchange Traded Funds	Yes	Yes

[1] These are ETFs that are broadly diversified and based on a broad index.

30

UBS Global Asset Management

List of Authorized Brokers

1. UBS Financial Services Inc.
2. Fidelity Investments
3. Charles Schwab & Company
4. TD Ameritrade Investor Services, Inc.

Employee Outside Affiliation/ Outside Business Form

UBS Global Asset Management–Americas
Code of Ethics

1. Name of company:

   ____

2. Nature of business:

   ____

3. Functions to be performed:

   ____

4. Is the company:

   □ Privately Held □ Publicly Traded

   If publicly traded, where is its common stock traded (NYSE, AMEX, NASDAQ)?

   ____

5. Will you have any position as a company officer? □ Yes □ No

6. Position:

   ____

   Amount of time to be spent:

   ____

7. Has UBS Global AM or any subsidiaries asked you to serve as director? □ Yes □ No

   (If no, please explain your reasons for wanting to serve as director)

   ____
   ____
   ____
   ____
   ____

8. Do you provide or have you provided any service to the company which would conflict with your duties at UBS Global AM? □ Yes □ No

   If yes, please describe:

   ____
   ____
   ____

9. Will you receive any director's fees or other form of compensation (direct/indirect)?

   □ Yes □ No

   a.) Amount:____

   b.) Is this amount standard (same for all directors)? □ Yes □ No

32

UBS Global Asset Management–Americas
Code of Ethics

If no, describe how and why it differs:

____
____
____

10. Do you service any accounts at UBS Global AM for this entity? □ Yes □ No

Name Account Number

______________________________ ______________________________________

______________________________ ______________________________________

______________________________ ______________________________________

______________________________ ______________________________________

11. Does UBS Global AM or any subsidiaries do any business (e.g., brokerage, advisory, etc.) with the company? □ Yes □ No

If yes, please answer the following:

a. Who services the account and receives commission?
____

b. Will you get any payment or benefit from business generated? □ Yes □ No

c. Will you personally direct or influence the placement of business? □ Yes □ No

d. Does the Board of Directors play any direct role in deciding on specific investments or where brokerage business is placed? □ Yes □ No

e. Will you sit on any committee involved with specific investment decisions or the placement of brokerage business? □ Yes □ No

Employee	**Compliance**
Name:____________________	Name: ________________________
(Please Print)	(Please Print)
Signature: _________________	Signature: ______________________
Date: _____________________	Date: __________________________

33

UBS Global Asset Management–Americas
Code of Ethics

(Please complete a trade request for each transaction)

I hereby request permission to:

□ BUY □ SELL □ TRANSFER (check one)

the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number: ________________________ Broker: ________________________

Name of Security: ________________________ Ticker Symbol: __________________

Number of shares, units or contacts or face amount of bonds: ________________________

I have read the current Code of Ethics and believe that the above transaction complies with its requirements.

To the best of my knowledge,

(i) no Advisory Client has purchased or sold the security listed above during the last five days;

(ii) the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii) the requested transaction will not result in a misuse of inside information or in any conflict of interested or impropriety with regard to any Advisory Client.

Additionally: (Please check any or all that apply)

- □ This investment is being purchased or sold in a private placement (if so, please complete the "Private Placement Request Form")
- □ The proposed purchase of the above listed security, together with my current holding, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after the purchase. ________________________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature: ____ ______

34

UBS Global Asset Management–Americas
Code of Ethics

Print Name: ____

Compliance Only

Reviewed by: ____________________________________

□ Approved □ Denied Date:

Compliance Department Approval:

□ Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby ***approves*** the Covered Person's request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global AM Advisory Clients.

□ Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby ***disapproves*** the Covered Person's request to purchase the private placement.

**Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:*

____

____

____

Compliance Name (please print):

____

Signature:

____

Date: ________________

35